Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002)

In connection with this annual report of ChromaDex Corporation (the “Company”) on Form 10−K for the year ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Frank L. Jaksch Jr., Chief Scientific Officer of the Company, and Thomas C. Varvaro, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 15, 2012
/s/ FRANK L. JAKSCH JR. Frank L. Jaksch Jr. Chief Scientific Officer (Principal Executive Officer) /s/ THOMAS C. VARVARO Thomas C. Varvaro Chief Financial Officer (Principal Accounting Officer)